Exhibit 3.3

SECOND AMENDED AND RESTATED

BYLAWS OF AUTOTRADER GROUP, INC.

ARTICLE I

OFFICES

Section 1. Registered Office. Unless otherwise determined by resolution of the Board of Directors of the Corporation (the “Board of Directors”), the registered office of AutoTrader Group, Inc. (the “Corporation”) in the State of Delaware shall be at the principal office of Corporation Service Company in the County of New Castle, State of Delaware, and the Corporation’s registered agent at such office shall be Corporation Service Company.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware and the United States as the Board of Directors may from time to time determine or as the business of the Corporation may from time to time require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held in Atlanta, Georgia, at such place and time as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware or the United States as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting; provided, however, that no annual meeting of stockholders need be held if the election of directors required by the General Corporation Law of the State of Delaware (the “DGCL”) to be taken at such annual meeting is effected by written consent of the stockholders in lieu of a meeting pursuant to Section 10 of this Article II and consistent with the applicable statutory requirements of the DGCL. The Board of Directors is expressly authorized, in its sole discretion, to determine that any annual or special meeting of stockholders may be held solely by means of remote communication to the fullest extent permitted by the DGCL.

Section 2. Special Meeting. Special meetings of the Corporation’s stockholders for any purpose or purposes, unless otherwise required by Delaware law, the Corporation’s Second Amended and Restated Certificate of Incorporation (as the same may be amended or restated from time to time, the “Certificate of Incorporation”) or these Bylaws, may only be called by the Chairman of the Board of Directors (the “Chairman”), the President and Chief Executive Officer of the Corporation or the Board of Directors, provided that, until the Specified Date, special meetings of the Corporation’s stockholders may also be called by the Secretary of the Corporation at the request of the holders of shares of a majority of the Voting Stock (as defined in Article II, Section 3 of these Bylaws) then outstanding, with any such special meetings to be held at such place (within or without the State of Delaware or the United States), date and time (and, in the case of a meeting held by remote communication, the means of remote communication by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting) and for such purpose or purposes, as shall be designated in the notice of the special meeting.

Section 3. Notice of Stockholders’ Meetings. Notice of the annual meeting or any special meeting of the Corporation’s stockholders stating the place, date and time of the meeting (and, in the case of a meeting held by remote communication, the means of remote communication by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting) and in the case of a special meeting, the purpose or purposes of the special meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each holder of record of shares of the Voting Stock. As used in these Bylaws, “Voting Stock” means, with respect to any annual or special meeting of the stockholders of the Corporation, or with respect to any action to be taken by the stockholders of the Corporation, all issued and outstanding shares of capital stock of the Corporation entitled to vote at such meeting and with respect to such action, and each reference to a percentage or portion of the “Voting Power” of shares of Voting Stock shall refer to the votes entitled to be cast by such shares of Voting Stock. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the Corporation. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise required by Delaware law.

Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to this Section 3 of Article II shall be effective if given by a form of electronic mail or other electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Secretary of the Corporation and shall also be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder. Notwithstanding the foregoing, any notice for stockholders may be given by electronic mail or other electronic transmission in the manner provided in Section 232 of the DGCL. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 233 of the DGCL.

Section 4. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every annual or special meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Nothing contained in this Section 4 of Article II shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours, and for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list of stockholders entitled to vote at the meeting shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 5. Purpose of Special Meeting. Business transacted at any special meeting of the Corporation’s stockholders shall be limited to the purpose or purposes stated in the notice.

Section 6. Address for Notice; Waiver of Notice. If, prior to the time of mailing, the Secretary of the Corporation shall have received from any stockholder a written request that notices intended for such stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be mailed to the address designated in such request. Notice of any annual or special meeting of stockholders need not be given to any stockholder who files a written waiver of notice with the Secretary of the Corporation, signed by the person entitled to notice or provides a waiver of notice by electronic mail or other electronic transmission, in each case, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting was not lawfully called or convened.

Section 7. Quorum; Adjourned Meeting. Unless otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, the holders of record of at least a majority of the Voting Power, whether present in person or by proxy at such meeting, shall constitute a quorum at all annual and special meetings of the Corporation’s stockholders for the transaction of business. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the holders of record of a majority of the Voting Power present at the meeting in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. When a meeting is adjourned, whether for lack of a quorum or for other reason, notice of the adjourned meeting need not be given if the time and place, if any, of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally described in the notice to the stockholders. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record of Voting Stock entitled to vote at the meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each holder of record of Voting Stock as of the record date so fixed for such adjourned meeting.

Section 8. Stockholder Vote. When a quorum is present at any annual or special meeting of the Corporation’s stockholders, the vote of the holders of a majority of the Voting Power of the Corporation present in person or by proxy at such meeting shall decide any question brought before such meeting and be valid and binding upon the Corporation, unless the question is one upon which by express provision of Delaware law, the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question. Abstentions and broker non-votes shall not be counted as votes cast.

Section 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by an instrument in writing or by an electronic transmission permitted by law filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, facsimile, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL.

Section 10. Written Consent. Unless otherwise provided by Delaware law, the Certificate of Incorporation or these Bylaws, prior to the Specified Date, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock of the Corporation who would be entitled to vote at a meeting and who hold shares having Voting Power equal to but not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. Such consent shall be filed with the Secretary of the Corporation. Notice of the action taken shall be given to the extent required under the DGCL to all stockholders who do not participate in taking the action who would have been entitled to notice if such action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. From and after the Specified Date, any action by stockholders may occur only at a duly called and convened annual or special meeting of stockholders, and stockholders may not act by written consent in lieu of a meeting.

Section 11. Organization. Meetings of the Corporation’s stockholders shall be presided over by the Chairman of the Board, or in the Chairman of the Board’s absence by the President and Chief Executive Officer, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and for any reason to adjourn or recess the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, the manner of voting and conduct of business and the date and time of opening and closing of the polls. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 12. Notice of Stockholder Business and Nominations.

(a) Annual Meeting.

(i) Nominations of persons for election to the Board of Directors and the proposal of business (other than nominations for the election of persons to the Board of Directors) to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors (or any committee thereof) or (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 12 of Article II is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12 of Article II.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such proposed business (other than the nomination of persons for election to the Board of Directors) must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (3) such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including information relevant to a determination whether such proposed nominee can be considered an independent director;

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the business is proposed:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner;

(2) the class and number of shares of capital stock of the Corporation which are beneficially owned (as defined below) by such stockholder or beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation beneficially owned by such stockholder or beneficial owner as of the record date for the meeting (except as otherwise provided in Section 12(a)(iii) of Article II below);

(3) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or business;

(4) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting (except as otherwise provided in Section 12(a)(iii) of Article II below);

(5) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting (except as otherwise provided in Section 12(a)(iii) of Article II below);

(6) a representation whether the stockholder or the beneficial owner, if any, will engage in a solicitation with respect to the nomination or business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the business to be proposed (in person by proxy) by the stockholder; and

(7) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings made or required to be made in connection with solicitations of proxies for, as applicable, the nominations or proposal pursuant to Section 14(a) of the Exchange Act or the rules and regulations promulgated thereunder.

(iii) Notwithstanding anything in Section 12(a)(ii) of Article II above to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 12(a) of Article II shall set forth a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clauses (a)(ii)(C)(2), (4) and (5) of this Section 12 of Article II, and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

(iv) This Section 12(a) of Article II shall be deemed satisfied with respect to a proposal made pursuant to and in compliance with Rule 14a-8 under the Exchange Act that has been included in the Corporation’s proxy statement for such meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(b) Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors (or any committee thereof) or (ii) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 12(b) of Article II is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 12 of Article II. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such directorship(s) as specified in the Corporation’s notice of meeting, if the notice required by paragraph (a)(ii) of this Section 12 of Article II shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) Except as otherwise provided by law, with respect to stockholder nominations and proposals, only such persons who are nominated in accordance with the procedures set forth in this Section 12 of Article II shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12 of Article II. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 of Article II (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(6) of this Section 12 of Article II). If any proposed nomination or business was not made or proposed in compliance with this Section 12 of Article II, then except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 12 of Article II, unless otherwise required by law, if the stockholder does not provide the information required under clauses (a)(ii)(C)(2), (4) and (5) of this Section 12 of Article II to the Corporation within the times frames specified herein, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 12 of Article II, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(ii) For purposes of this Section 12 of Article II, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of clause (a)(ii)(C)(2) of this Section 12 of Article II, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of such shares.

(iii) Nothing in this Section 12 of Article II shall be deemed to affect (i) any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation, if any, or (ii) any rights of stockholders under Rule 14a-8 of the Exchange Act, as may be amended from time to time.

Section 13. Inspectors of Election. Before any meeting of stockholders, if required by the DGCL, the Board of Directors shall appoint one or more inspectors of election to act at the meeting or its adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy. Inspectors need not be stockholders. No director or nominee for the office of director of the Board of Directors shall be appointed such an inspector.

Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b) receive votes, ballots or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine when the polls shall close;

(f) determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. Any report or certificate made by the inspectors of election shall be prima facie evidence of the facts stated therein.

Section 14. Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

DIRECTORS

Section 1. Number. The number of directors that constitutes the Board of Directors shall be at least three (3) and not more than fifteen (15). Except as may be set forth in the Certificate of Incorporation, the number of directors shall be determined, subject to any agreement to which the Corporation is a party, by resolution of the Board of Directors; provided, however, that no reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expires. Unless otherwise provided by the Certificate of Incorporation, the directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III. Unless otherwise specified in the Certificate of Incorporation, elections of directors need not be by written ballot. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, disability, resignation or removal. Directors need not be stockholders. The Board of Directors may elect one of their members to be Chairman of the Board of Directors. He or she shall perform such duties as may, from time to time be assigned to him or her by the Board of Directors.

Section 2. Vacancy. Unless otherwise provided by Delaware law, the Certificate of Incorporation or any agreement among the Corporation and stockholders of the Corporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a vote of a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of the Corporation’s stockholders. The directors so elected shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified or until his or her earlier death, disability, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by Delaware law. If at any time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of shares at the time outstanding having the right to vote for such directors, may summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

Section 3. Resignation. Any director may resign at any time by delivering his written resignation to the Secretary of the Corporation, such resignation to specify whether it will be effective immediately or at a particular time in the future. If no such specification is made, it shall be deemed effective upon receipt by the Secretary of the Corporation. When one (1) or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 4. Removal. Until the Specified Date, except as provided in Section 141 of the DGCL, at a special meeting of stockholders called for the purpose in the manner hereinabove provided, the Board of Directors, or any individual director, may be removed from office, with or without cause, and a new director or directors elected, by the holders of a majority of the Voting Power at any annual or special meeting of the stockholders of the Corporation called for that purpose. From and after the Specified Date, no director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of a majority of the Voting Power at any annual or special meeting of the stockholders of the Corporation called for that purpose.

Section 5. Power and Authority. The power of the Corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by Delaware law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

Section 6. Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at a meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one (1) or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Meeting Location. The Board of Directors may hold meetings, both regular and special, within or without the State of Delaware or the United States.

Section 2. Regular Meetings. As soon as practicable after each annual election of directors by the stockholders, the Board of Directors shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 6 of this Article IV.

Section 3. Time and Place for Regular Meetings. The Board of Directors may hold regular meetings without notice at such times as the Board of Directors may determine, from time to time, and shall establish times, dates and places (within or without the State of Delaware or the United States) for such regular meetings.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by any director, the Chairman or the President and Chief Executive Officer. Special meetings shall be held at such place (within or without the State of Delaware or the United States), date and time as specified in the notice or waiver of notice of such meeting. Special meetings may be called on at least seventy-two (72) hours’ notice if sent by first class mail, or at least twenty-four (24) hours’ notice if such notice is given to each director personally, by telephone, telecopier, email or other electronic transmission. Notice of any special meeting need not be given to any director who attends such meeting without protesting such lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat. The Board of Directors may adopt additional rules or procedures for the conduct of regular or special meetings that are not otherwise inconsistent with the terms of these Bylaws.

Section 5. Quorum. At all regular and special meetings of the Board of Directors or any committee thereof, a simple majority of the members of the Board of Directors or such committee, as applicable, shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, or applicable, unless otherwise specifically provided by Delaware law, the Certificate of Incorporation or these Bylaws. A meeting at which a quorum is initially present may continue to transact business withstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for the meeting. If a quorum is not present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

Section 6. Written Consent. Unless otherwise provided by Delaware law, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings, or electronic transmission or transmissions, as the case may be, are filed with the minutes of the proceedings of the Board of Directors or such committee. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 7. Participation by Conference Telephone. Any one or more members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence at such meeting for all purposes.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 1. Executive Committee. The Board of Directors may appoint an Executive Committee. The Executive Committee, to the extent permitted by Delaware law, these Bylaws, the Executive Committee Charter or other resolutions of the Board of Directors, shall have and may exercise, when the Board of Directors is not in session, all powers of the Board of Directors in the management of the business and affairs of the Corporation, except such committee shall not have the power or authority to (a) approve or adopt, or recommend to the Corporation’s stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval (other than the election or removal of directors), or (b) adopt, amend or repeal any bylaw of the Corporation.

Section 2. Related Party Committee. The Board of Directors shall have a Related Party Committee, the number and the identity of the members of which shall be determined by the Board of Directors, in each case, subject to any agreement to which the Corporation is a party; provided, however, that the members of the Related Party Committee shall be individuals who are not Interested Directors. Notwithstanding Section 1 of this Article V, to the fullest extent permitted by Delaware law, the Related Party Committee shall have and shall exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation with respect to the matters set forth in the Related Party Agreement, effective as of June 14, 2012, by and among the Corporation, CEI, CDX and Manheim (as amended from time to time, the “Related Party Agreement”) for determination by the Related Party Committee and the oversight and implementation of the Related Party Agreement, and the Cross-License Agreement, effective as of June 14, 2012, by and among the Corporation, CDX and Manheim (as amended from time to time, the “Cross-License Agreement”). Without limiting any provision of these Bylaws, the Board of Directors by resolution may establish such rules and regulations for the management of the affairs of the Related Party Committee as it deems appropriate.

Section 3. Other Committees. The Board of Directors may appoint such other committees as it believes appropriate. Such other committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee, other than the Related Party Committee in the circumstances specified in Section 2 of this Article V, have the powers denied to the Executive Committee in these Bylaws, nor shall the Board of Directors, the Executive Committee or any other such committee have the powers and perform the duties specifically granted to the Related Party Committee hereunder.

Section 4. Committee Members. Except as provided by Delaware law, the Certificate of Incorporation or any agreement to which the Corporation is a party, members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committee. Except as provided by Delaware law, the Certificate of Incorporation or any agreement to which the Corporation is a party, the Board of Directors may, at any time, increase or decrease the number of members of a committee or terminate the existence of a committee; provided that the Executive Committee shall have at least three (3) members and the Related Party Committee shall have at least two (2) members and each other committee shall consist of at least one (1) member. The membership of a committee member as such shall terminate on the date of such committee member’s death or voluntary resignation or otherwise ceasing to be a member of the Board of Directors, but, except as provided by Delaware law, the Certificate of Incorporation or any agreement to which the Corporation is a party, the Board of Directors may at any time for any reason remove any individual committee member from a committee and the Board of Directors may fill any committee vacancy. Except as provided by Delaware law, the Certificate of Incorporation or any agreement to which the Corporation is a party, the Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, that the Board of Directors shall not designate any such alternate members of the Related Party Committee.

Section 5. Committee Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 5 of Article V shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 6. Powers of Committees. Except as provided by Delaware law or as provided herein, any committee, to the extent provided in the resolutions of the Board of Directors and in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Notwithstanding the foregoing, no committee shall have the power or authority (a) to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted for the stockholders for approval (other than the election or removal of directors or as otherwise provided in Section 2 of this Article V) or (b) to adopt, amend or repeal any Bylaw of the Corporation or (c) other than the Related Party Committee with respect to any matter within the power or authority of the Related Party Committee.

Section 7. Committee Names. A committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 8. Committee Minutes. Each committee shall keep regular minutes of its meetings and shall file them with the minutes of the proceedings of the Board of Directors.

ARTICLE VI

COMPENSATION OF DIRECTORS

Section 1. Authority to Fix Compensation. Unless otherwise provided by Delaware law, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of the directors.

Section 2. Expenses and Committee Fees. The directors may be paid their expenses, if any, of attending meetings of the Board of Directors and any committees thereof. Such payments may take the form of a fixed sum for attendance at each meeting and/or a stated salary as a director. The Board of Directors shall have the authority to fix the compensation of the directors, if any, for attending committee meetings.

Section 3. Other Compensation. No payment permitted under this Article VI shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 4. Approval of Loans to Officers. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any non-executive officer or other employee of the Corporation or any of its controlled subsidiaries (other than any such person who is a director of the Corporation), whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Section 4 of Article VI shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation under Delaware law.

ARTICLE VII

OFFICERS

Section 1. Officers. The officers of the Corporation shall be designated by the Board of Directors, by election, and shall include a President and Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors may also elect such other officers and agents as it deems necessary, including, without limitation, a Chief Financial Officer, Chief Operating Officer, Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless otherwise provided by Delaware law, the Certificate of Incorporation or these Bylaws.

Section 2. Election. The officers of the Corporation shall be elected by the Board of Directors at the Board’s first meeting after each annual meeting of stockholders.

Section 3. Resignation, Removal and Vacancy.

Any officer may resign at any time by delivering his written resignation to the President and Chief Executive Officer or the Secretary of the Corporation, such resignation to specify whether it will be effective at a particular time or upon receipt thereby. The officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier death, disability, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 4. Compensation. The Board of Directors may fix the officers’ salaries, if any, or it may authorize the President and Chief Executive Officer to fix the salary of any other officer.

Section 5. President and Chief Executive Officer. In the absence of or at the request of the Chairman, the President and Chief Executive Officer shall preside at all meetings of the stockholders, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President and Chief Executive Officer shall execute under the seal of the Corporation bonds, mortgages and other contracts requiring a seal, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof is delegated by the Board of Directors to some other officer or agent of the Corporation. The President and Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 6. Vice President. In the absence of the President and Chief Executive Officer or in the event of his or her inability or refusal to act, the Vice President (or in the event there are more than one, then the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President and Chief Executive Officer. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all of the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the President and Chief Executive Officer, under whose supervision he or she shall be. The Secretary shall have custody of any corporate seal of the Corporation, if one is adopted by the Board of Directors, and he or she, or an Assistant Secretary, shall have the authority to affix the same to any instrument requiring it, and (when so affixed) it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 8. Assistant Secretary. The Assistant Secretary, or if there are more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 10. Funds of the Corporation. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Chief Executive Officer, and the Board of Directors at the Board of Directors’ regular meetings or when the Board of Directors so requires, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 11. Bond. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 12. Assistant Treasurer. The Assistant Treasurer, or if there are more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 13. Representation of Shares of Other Corporations. The Chairman of the Board, the President and Chief Executive Officer, any Vice President, the Secretary, the Treasurer or any other officer of the Corporation or other person authorized by the Board of Directors, shall represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 14. Other Officers. The Corporation shall have such other officers, with such powers and duties, as the Board of Directors may, from time to time, authorize.

Section 15. Other Duties. In addition to the foregoing authority and duties, all officers of the Corporation shall have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors.

ARTICLE VIII

NOTICES

Section 1. Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, overnight courier, or facsimile transmission, by email or other electronic transmission, and addressed to such address as appears on the books of the Corporation. Any notice given by facsimile transmission, or by email or other electronic transmission, shall be deemed to have been given when it shall have been transmitted and any notice given by mail shall be deemed to have been given three (3) business days after it shall have been deposited in the United States mail with postage thereon prepaid and any notice given by reputable overnight courier service shall be deemed to have been given one (1) business day after it has been deposited with such courier service.

Section 2. Waiver of Notice. Whenever any notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law. Attendance by a director at a meeting of directors shall constitute a waiver of notice of such meeting, unless the director attends the meeting for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IX

CAPITAL STOCK

Section 1. Certificates. The shares of capital stock of the Corporation shall be represented by certificates, except to the extent that the Board of Directors has provided by resolution that some or all of any or all classes or series of the capital stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

Section 2. Signatures on Certificates. Each certificate representing shares of capital stock, shall be signed by the President and Chief Executive Officer or Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by the stockholder in the Corporation pursuant to such certificate. Any or all of the signatures on the certificate may be a facsimile if the certificate is manually signed on behalf of a transfer agent or a registrar (other than the Corporation itself or an employee of the Corporation). In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost, Stolen or Destroyed Certificates. The Corporation may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his or her legal representatives to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers. Subject to any applicable restrictions on a stockholder’s right and ability to transfer shares of the Corporation, upon (a) in the case of uncertificated shares, receipt by the Corporation or the transfer agent of the Corporation of a written notice from a stockholder stating that such stockholder has transferred shares of capital stock to another person, the Corporation shall record, or cause to be recorded, the transaction in the stock transfer books and other appropriate records of the Corporation; and (b) in the case of shares evidenced by a certificate, surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by the proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record, or cause to be recorded, the transaction in the stock transfer books and other appropriate records of the Corporation.

Section 5. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by the DGCL, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by the DGCL, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by the DGCL, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 6. Registered Holders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The Corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether the Corporation shall have express or other notice thereof, unless otherwise provided by Delaware law, the Certificate of Incorporation or these Bylaws.

ARTICLE X

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, unless otherwise provided by Delaware law, the Certificate of Incorporation or these Bylaws, may be declared by the Board of Directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, property, or in shares of stock, unless otherwise provided by Delaware law, the Certificate of Incorporation or these Bylaws. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may think proper as a reserve or reserves for contingencies, equalizing dividends, repairing or maintaining any property of the Corporation, or for such other purpose or purposes as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution by the Board of Directors.

Section 4. Indemnification.

(a) Right to Indemnification. Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of amendment, only to the extent that such amendment permits the Corporation to provide broader rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith; provided, however, that, except as provided in Section 4(c) of this Article X with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding, or part thereof (including claims and counterclaims), was authorized or ratified by the Board of Directors of the Corporation.

(b) Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 4(a) of this Article X, an indemnitee shall, to the fullest extent not prohibited by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) actually and reasonably incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if required by law an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 4(b) of this Article X or otherwise.

(c) Right of Indemnitee to Bring Suit. If a request for indemnification under Section 4(a) of this Article X is not paid in full by the Corporation within sixty (60) days, or if a request for an advancement of expenses under Section 4(b) of this Article X is not paid in full by the Corporation within twenty (20) days, after a written request has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall be on the Corporation.

(d) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section 4 of Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or directors, provisions of the Certificate of Incorporation or these Bylaws or otherwise.

(e) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(f) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 4 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(g) Nature of Rights. The rights conferred upon indemnitees in this Section 4 of Article X shall be contract rights that shall vest at the time an individual becomes a director or officer of the Corporation and such rights shall continue as to an indemnitee who ceases to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Section 4 of Article X that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

(h) Settlement of Claims. The Corporation shall not be liable to indemnify any indemnitee under this Section 4 of Article X for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such proceeding.

(i) Subrogation. In the event of payment under this Section 4 of Article X, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution or such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

(j) Severability. If any provision or provisions of this Section 4 of Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Section 4 of Article X (including, without limitation, all portions of any paragraph of this Section 4 of Article X containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Section 4 of Article X (including, without limitation, all portions of any paragraph of this Section 4 of Article X containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest enforceable extent.

(k) Primary Obligation. The Corporation hereby acknowledges that, with respect to any indemnitee who is employed, retained or otherwise associated with, or appointed or nominated by, any stockholder of the Corporation or any Affiliate of such shareholder (collectively, the “secondary indemnitors”), such indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by such secondary indemnitors. The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to any such indemnitee are primary and any obligation of the secondary indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by any such indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by law, the terms of the Certificate of Incorporation or these Bylaws (or any other agreement between the Corporation and such indemnitee), without regard to any rights such indemnitee may have against the secondary indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the secondary indemnitors from any and all claims against the secondary indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the secondary indemnitors on behalf of any such indemnitee with respect to any claim for which such indemnitee has sought indemnification from the Corporation shall affect the foregoing, and the secondary indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitee against the Corporation. The Corporation and each such indemnitee agree that the secondary indemnitors are express third party beneficiaries of the terms of this Section 4.

Section 5. Seal. The Corporation shall not be required to have a corporate seal.

Section 6. Amendments. Unless such power is reserved exclusively to the stockholders by Delaware law, the Certificate of Incorporation or these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws adopted either by the stockholders or the Board of Directors (when such power is conferred upon the Board of Directors by the Certificate of Incorporation, and subject to repeal or change by action of the stockholders) at any annual meeting of the stockholders or regular meeting of the Board of Directors, or at any special meeting of the stockholders (if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting), or the Board of Directors, by a vote of the holders of stock having a majority of the Voting Power present in person or represented by proxy at such meeting at which there is a quorum, or by a vote of a majority of the directors present at such meeting at which there is a quorum (whichever is applicable); provided, however, that with respect to the power of stockholders entitled to vote to alter, amend or repeal these Bylaws or adopt new Bylaws, from and after the Specified Date, in addition to any other vote required by law, the affirmative vote of the holders of securities entitling them to cast at least sixty six and two-thirds (66 2/3%) of the votes of holders of the common stock at any annual or special meeting of the stockholders of the Corporation. Notwithstanding the foregoing, any repeal or modification of the provisions of Section 6 of Article X shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification, and the rights provided hereunder shall inure to the benefit of any indemnitee and such person’s heirs, executors and administrators.

Section 7. Conflicts. These Bylaws are being adopted in furtherance of the Related Party Agreement, and should be construed in a manner consistent with the Related Party Agreement the Amended and Restated Stockholders Agreement of the Corporation dated as of June 15, 2010, as amended by First Amendment to Amended and Restated Stockholders Agreement of the Corporation dated as of October 14, 2010, and Second Amendment to Amended and Restated Stockholders Agreement of the Corporation dated as of June 13, 2012, and the Director Nomination Agreements dated as of June 14, 2012, by and between the Corporation and the other parties thereto (in each case, for so long and only to the extent any such agreement is binding on the Corporation). To the extent any provision of these Bylaws is inconsistent with the provisions of the Related Party Agreement, the Agreement and Consent dated as of June 14, 2012, by and among the Corporation and the other parties thereto, the Amended and Restated Stockholders Agreement of the Corporation dated as of June 15, 2010, as amended by First Amendment to Amended and Restated Stockholders Agreement of the Corporation dated as of October 14, 2010, and Second Amendment to Amended and Restated Stockholders Agreement of the Corporation dated as of June 13, 2012, and the Director Nomination Agreements dated as of June 14, 2012, by and between the Corporation and the other parties thereto (in each case, for so long and only to the extent any such agreement is binding on the Corporation), these Bylaws shall be automatically modified to the minimum extent necessary to eliminate any such inconsistency.

Section 8. Defined Terms. The following terms used in these Bylaws shall have the meanings set forth in this Section 8 of Article X:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such first-named Person.

“CDX” means Cox Digital Exchange, LLC, a Delaware limited liability company.

“CEI” means Cox Enterprises, Inc., a Delaware corporation.

“control” (including the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“controlled subsidiaries” means, with respect to any Person, any direct or indirect subsidiary of such Person that, directly or indirectly, through one or more intermediaries, is controlled by such Person.

“Interested Director” means a member of the Board of Directors who is an officer, director or employee of CEI or any of its Affiliates (other than the Corporation and its controlled subsidiaries) or who has a financial interest (as defined for purposes of Section 144 of the DGCL) in CEI or any of its Affiliates (other than the Corporation and its controlled subsidiaries).

“Manheim” means Manheim, Inc., a Delaware corporation.

“Person” means any individual, general partnership, limited partnership, corporation, limited liability company, limited liability partnership, joint venture, trust, business trust, cooperative, association, governmental agency or other entity, or a division or subdivision of any of the foregoing, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.

“Specified Date” means the first date on which CEI, and its Affiliates cease to hold, directly or indirectly, or case to be the beneficial owners of, securities entitling them to cast a majority of the votes of holders of the common stock at any annual or special meeting of the stockholders of the Corporation.

The foregoing Bylaws were adopted by the Board of Directors on June 14, 2012.

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